Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of January 1, 2014 (alternatively referred to as “Commencement Date” or “Effective Date”) and Premier Holding Corp., a Nevada corporation (the “Company”), and Randy Letcavage (the “Executive”) an individual living in Laguna Hills, CA.

WHEREAS, Company and Employee desire to enter into this Agreement that sets forth the terms and conditions of said employment.

WHEREAS, Company and Executive acknowledge and agree this Agreement replaces all prior agreements between the Company, including its subsidiaries, and the Executive, including and not limited to the Employment Agreement entered as of January 1, 2013 between Executive and PRHL Subsidiary A, Inc. and the Consulting Agreement between the Company and Executive dated as of January 1, 2012.

WHEREAS, Company and Executive acknowledge and agree the Company failed to perform the Company’s obligations with respect to 5,000,000 common stock purchase options under the Employment Agreement entered as of January 1, 2013 between Executive and PRHL Subsidiary A, Inc.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Employment and Term. The Company agrees to employ the Executive as President and CEO, and the Executive hereby accepts employment by the Company, in the capacity specified in Section 2 hereof and upon the terms and subject to the conditions set forth in this Agreement, for the period commencing on the Commencement Date and ending on December 31, 2017 or the date on which Executive’s employment is otherwise terminated in accordance with this Agreement, subject to extension as provided in the last sentence of this Section 1 (such period of time, as it may be extended, the “Term of Employment”). Notwithstanding the foregoing, at the end of the third (5th) year after the Commencement Date, the parties may mutually agree to extend the Term of Employment for successive one (1) year periods thereafter under the terms of this Agreement or as they may otherwise mutually agree in writing.

2.             Position and Duties. (a) During the Term of Employment, the Executive shall serve as the President and CEO of the Company.

(b)                 Executive will report to the Company’s Board of Directors. The Executive’s primary responsibilities will be the general supervision, direction and control of the operations, business affairs and personnel of the Company including but not limited to all contracts and administration, marketing, public relations investor relations, revenue generating business functions including sales, strategic business partnerships, joint ventures and financing and capital structures of business interests. In discharging such responsibilities, Executive shall have the powers and duties of management usually vested in the President and CEO of a corporation. In such capacity, the Executive shall carry out and implement reasonably promptly and effectively the management decisions of the CEO and the Company’s Board, and shall report directly and only to the Company’s Board. During the Term of Employment, the Company will not engage any other person, either as an officer or as an executive in a position that is equal to or superior to that of Executive.

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1	Randy Letcavage Employment Agreement

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(c)                 The Executive shall be provided an office at the executive offices of the Company which shall be located at 1382 Valencia Ave, Ste F,Tustin, CA 92780, USA upon the Effective Date of this Agreement. Executive shall travel periodically as reasonably required in connection with the performance of the Executive’s duties hereunder throughout the United States, North America, People's Republic of China and any other areas in the world as needed to properly conduct the business affairs of the company to which he will be reimbursed for expenses that meet the Expense Guidelines of the Company.

(d)                 The Executive shall serve the Company faithfully and to the best of the Executive’s ability in the capacity described above, devoting the Executive’s business time, attention, knowledge, energy and skills to such employment, to the extent necessary to carry out the Executive’s duties, as set forth herein. During the Term of Employment, it shall not be a violation of this Agreement for the Executive to serve, with or without compensation, as corporate, civic, or charitable boards or committees, or boards, or perform functions for such organizations, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities to the Company or are in conflicting businesses and are in accordance with this Agreement or result in a violation of Section 6 or 8 of this Agreement. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, (b) managing his personal investments and affairs and (c) serving as a non-employee director (or similar position) of up to five (5) corporations or other entities, provided that such entities are not Competitors (as defined in Section 13 hereof).

(e)                 Company and the Company’s majority shareholders, will use its best efforts, respectively, to cause Employee to be elected to the Board as a Director of the Company at a future Date as an election to the Board of Directors during the term of this Agreement. Executive would be compensated additionally for this role which would be commensurate with other Directors.

3.              Compensation and Benefits. As full and complete compensation to the Executive for the execution and delivery of this Agreement and the Executive’s performance of services pursuant to Section 2 hereof, the Company shall pay, grant or provide to the Executive commencing on the Effective Date and during the Term of Employment, and the Executive hereby agrees to accept, the following salary and other compensation and benefits:

(a)                 Base Salary. An annual base salary of $240,000 per year (“Salary”). The Salary shall be payable at the rate of $20,000 for each 12 month period during the Term of Employment. The Salary shall be paid to iCapital Advisory Group, LLC, a Nevada limited liability company, as designee for the Executive, without any deductions, in equal bi-weekly installments on the same dates as the Company’s payroll is paid but in no event less than on a monthly basis, commencing in the first month during the Term of Employment, which Salary shall be subject to adjustment as provided in Section 4.

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(b)                 Annual Salary Increase. An annual 10% (ten percent) increases in salary based on the annual base salary for the previous 12 months.

(c)                 Bonus. An annual bonus each year that Company is profitable based on Company’s gross net income,

(d)                 Discretionary Bonus - $50,000 over each 12 month period.

(e)                 Shares. Executive will be issued on the execution of this Agreement an option to purchase shares of Company Common Stock, par value $.0001, (“Common Stock”) covering a total of 5 million Shares which represents a total of (3.4%) percent of the issued and outstanding shares of the Company’s Common Stock, on a fully diluted basis, as of December 31, 2013, vesting at the following rate:

1,000,000 (one million) Shares of Common Stock on the Commencement Date;

1,000,000 (one million) Shares of Common Stock on the sixth (6th) month anniversary of the Commencement Date;

1,000,000 (one million) Shares of Common Stock on the first anniversary of the Commencement Date;

1,000,000 (one million) Shares of Common Stock on 18th month anniversary of the Commencement Date; and

1,000,000 (one million) Shares of Common Stock on the second anniversary of the Commencement Date;

with such Shares to be issued to Executive under the Company’s stock option plan (or the equivalent thereto) at an initial exercise price per share equal to $.0025 per share and to have such general terms and conditions as outlined in Schedule A to this Agreement which are incorporated herein..

(c)                  Registration Statement. Company agrees to file with the Securities and Exchange Commission and any applicable state securities regulatory authorities a Registration Statement on Form S-8 (or if unavailable, a registration statement on Form S-3) to register the shares issuable upon exercise of the Options and Warrant under the Securities Act of 1933, as amended and any applicable state securities or "Blue Sky" laws as soon as practicable after the date hereof.

(d)                 Key man Life Insurance. The participation of the Executive, immediately as of the Commencement Date subject to completion of customary enrollment requirements, in any and all medical, dental, disability, death, insurance, retirement, savings, vacation, holiday and other plans and programs of the Company consistent with Executive’s position, provided that the same shall be made available in respect of the Executive, the Executive’s spouse and the Executive’s minor dependents and on terms no less favorable than any and all such benefits now or hereafter established for any other officers or employees of the Company. In addition, Company shall provide for Executive and his beneficiaries key man life insurance policy with an value in excess of two million dollars ($2,000,000.00).

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(e)                 Expense Reimbursement. Reimbursement for all reasonable expenses paid or incurred by the Executive in connection with the performance of the Executive’s services and duties hereunder, including entertainment, transportation and accommodations. Expenses shall be reimbursed to Executive in accordance with the Company’s written policy under terms and conditions that are no less favorable than those provided to any other officers or employees of the Company as follows:

1.	$1,500 (fifteen hundred) monthly car allowance
2.	$1,500 (fifteen hundred) monthly for undocumented expenses

(f)                 Vacation. The right to paid vacation time at such times and for such lengths as Executive and Company shall determine, but in any event no less than four (4) weeks per year and no less favorable than vacation time granted to any other officers or employees of the Company.

(g)                 Sale of Company Bonus. In the event a Sale of Company Bonus Transaction (as defined below) occurs, Employee shall be entitled to receive from Company on the date of the closing of such Sale of Company Bonus Transaction (a) one million dollars ($1,000,000.00), if the price per share received by holders of the Common Stock, in cash and/or, as the case may be, securities or other property (the “Stockholder Consideration”) in connection with the Sale of Company Bonus Transaction is equal to, or less than, per share (the “Per Share Price”), and (b) three million dollars ($3,000,000.00) if the Stockholder Consideration is in excess of the Per Share Price. For purposes of this Section 3(g), (a) the Per Share Price shall be deemed to be increased or decreased, as the case may be, in the event of any change in the outstanding Common Stock after the date hereof and prior to the closing of a Bonus Transaction by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (each a “Stock Change”) in order to reflect the economic effect of such Stock Change on the holders of Common Stock, and (b) “Sale of Company Bonus Transaction” shall mean (i) a merger or consolidation of the Company which results in an entity of which less than a majority of the voting interests are held by individuals and entities who were holders of the Common Stock at the time of commencement of such transaction, (ii) a sale of all or substantially all of the assets of Company or (iii) a transaction which results in the Common Stock no longer being required to be registered under the Securities Exchange Act of 1934, as amended.

4.                 Base Salary Adjustment and Performance Bonus. The Base Salary provided for pursuant to Section 3(a) and a Performance Bonus shall be subject to periodic review and, in the discretion of the Board, upward adjustment. Notwithstanding any provisions to the contrary, express or implied, the Company and the Executive agree that the Salary, and all other forms of compensation paid to the Executive hereunder, shall be free from any and all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Company shall be exclusively responsible for all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. Meanwhile, the Executive shall be responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement.

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5.              Termination.

(a)                 Termination upon Death. In the event of the death of the Executive during the Term of Employment, this Agreement shall automatically terminate and the Company shall have no further obligations hereunder with respect to Salary, Stock, other benefits or otherwise, except to do the following: (i) pay to the Executive’s estate or appropriate legal representative all unpaid amounts of Salary and reimburse all reasonable unreimbursed out-of-pocket business-related expenses, in each case accrued or incurred through the date of death (and prorated through such date in the case of Shares); (ii) continue to advance to the Executive’s estate or appropriate legal representative on a monthly basis an amount equal to three months of the Salary to which Executive would have been entitled for the applicable month(s) if Executive’s death had not occurred and Executive’s Term of Employment had not otherwise been terminated under any other provision of this Agreement, such advance to cease and to be repaid to the Company promptly upon payment to the Executive’s beneficiaries of benefits under any applicable life insurance policies which may then be in effect; and (iii) provide all other death benefits, if any, including key man life insurance policy as described in Section 2F hereof for such period as such benefits generally are provided the Company. All amounts to be paid or reimbursed pursuant to Sections 3(a), 3(b), 3(d), 3(e) 3(f) shall be paid on such dates or at such times as such payments or reimbursements would have been required to be paid or reimbursed if Executive’s death had not occurred.

(b)                 Termination upon Disability. In the event of the Permanent Disability (as hereinafter defined) of the Executive during the Term of Employment, the Company shall have the right, upon written notice to the Executive, to terminate the Executive’s employment hereunder, effective thirty (30) days following the giving of such notice (or such later day as shall be specified in such notice), unless prior to such time the Executive shall have returned to the performance of services described under Section 2 hereof. Upon the effectiveness of such termination, the Executive shall have no further obligations hereunder except as provided in Sections 5, 6, 7 and 8 hereof, and the Company shall have no further obligations hereunder with respect to Salary, Shares, Bonuses, other benefits or otherwise, except to do the following: (i) pay to the Executive or appropriate legal representative all unpaid amounts of Salary and Shares, Bonuses, and reimburse all reasonable unreimbursed out-of-pocket business-related expenses, in each case accrued or incurred through the effective date of termination pursuant to this Section 5(b) (and prorated through such date in the case of stock options and bonuses); (ii) continue to advance to the Executive or appropriate legal representative on a monthly basis an amount equal to the Salary to which Executive would have been entitled for the applicable month(s) if Executive’s employment had not been terminated pursuant to this Section 5(b) (and had not otherwise been terminated under any other provision of this Agreement), such advance to cease and to be repaid to the Company promptly upon payment to the Executive or the Executive’s legal representatives or beneficiaries of benefits under any disability insurance policies which may then be in effect; and (iii) provide the Executive with the other benefits described in Section 3 hereof for such period as such benefits generally are provided to the Company’s senior officers. All amounts to be paid or reimbursed pursuant to this Section 5(b) shall be paid on such dates or at such times as such payments or reimbursements would have been required to be paid or reimbursed if Executive’s Permanent Disability had not occurred. For purposes of this Section 5, “Permanent Disability” means any physical or mental disability or incapacity which renders the Executive incapable of performing the material elements of the Executive’s services under this Agreement for a period of 90 consecutive days or for shorter periods aggregating 120 days during any 52-week period; provided, however, that at any time prior to the expiration of such periods, the Company shall have the right to request that Executive be examined by one doctor selected by the Company and one doctor selected by Executive (or the Executive’s legal representative), and if such doctors agree that Executive is permanently disabled and will remain so for at least 90 consecutive days, the Executive shall immediately be considered to suffer from a “Permanent Disability.”

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(c)                 Termination for Cause. The Company may terminate the Executive’s employment hereunder for Cause upon a majority vote of the Board, excluding the vote of the Executive if the Executive should be a member of the Board. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment only upon any of the following: (i) a final conviction of, or the entry of a guilty plea for, the commission of fraud, misappropriation or embezzlement against the Company or any affiliate, vendor or customer.

(i)                 Upon a final arbitral determination that Company terminated Executive’s employment hereunder with Cause, Executive shall be entitled to the compensation and benefits set forth in Section 3(a), 3(e) and 3(f) hereunder but only for periods through the date of termination and the Company shall have no further obligations hereunder with respect to Salary, Shares, Bonuses, and other Benefits.

(d)                 No Obligation to Mitigate; No Reduction of Payment. In the event the Company terminates the Executive under this Section 5, the Executive will have no obligation to seek other employment or otherwise mitigate any damages the Executive may suffer as a result of the Executive’s termination. If the Executive obtains employment thereafter, any amounts paid to the Executive as a result of such employment will not reduce or otherwise affect the Company’s obligation to Executive, if any.

(e)                 Termination by Executive for Good Reason. Executive may terminate the Executive’s employment for “Good Reason” after giving the Company detailed written notice thereof, if the Company shall have failed to cure the event or circumstance constituting “Good Reason” within fifteen (15) business days after receiving such notice. Good Reason shall mean the occurrence of any of the following without the written consent of Executive or the Executive’s approval: (i) the assignment to Executive of any duties or responsibilities which are inconsistent with this Agreement, or any change in the Executive’s title or position as the President Office of the Company, or the requirement that Executive report to someone other than the CEO and Board of the Company or a member of the Board of the Company; (ii) any failure by the Company to pay Executive’s Base Salary, Shares, Bonuses, or other benefits within fifteen (15) business days after notice to the Company of failure to pay on time; (iii) the relocation of the Company’s principal executive offices to a location other than Southern California; or (iv) any other material breach of this Agreement by the Company which is not cured within fifteen (15) business days after notice thereof to the Company in reasonable detail sufficient to permit cure. Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act regarding the Executive’s right to terminate for Good Reason hereunder. Upon a termination by Executive for Good Reason, Executive shall be entitled to all of the compensation and benefits as set forth in Section 3 above.

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(f)                 Life and Disability Insurance Policies. If the Company’s obligation to obtain, maintain or pay premiums on life or disability insurance policies then in effect ceases due to the termination of this Agreement, the Company shall make all reasonable efforts to facilitate, at Executive’s expense, Executive maintaining such life and disability insurance policies in effect on the same terms and conditions as are in effect on the date that the Company’s obligation to obtain, maintain or pay premiums on any such policies ceases.

(g)               D&O Insurance Policy. The Company shall secure a reasonably suitable to the business and protection of the Company, Director's and Officer's a Director's and Officer's Insurance Policy within the first 30 days from the Commencement Date of this Agreement. The Executive shall be fully covered and named as an additional insured in said policy.

(h)                Termination by Executive Without Good Reason. In the event that Executive terminates Executive’s employment pursuant to this Agreement without Good Reason as set forth herein this Agreement, Executive shall be entitled to all of the compensation and benefits set forth in Section 3 of this Agreement as if Executive had been terminated for Cause.

6.	Non-Competition.

(a)   The Executive agrees and acknowledges that, in connection with the Executive’s employment with the Company; the Executive will be provided with access to and become familiar with confidential and proprietary information and trade secrets belonging to the Company. Executive further acknowledges and agrees that, given the nature of this information and trade secrets, it is likely that such information and trade secrets would inevitably be used or revealed, either directly or indirectly, in any subsequent employment with a competitor of the Company. Accordingly, in consideration of the Executive’s employment with the Company pursuant to this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, Executive agrees that (x) while the Executive is in the employ of the Company and (y) for a period (the “Restrictive Covenant Tail Period”) equal to either (i) the applicable Extended Benefits Period, if any, or, (ii) if employment is terminated under this Agreement for Cause, six (6) months after such termination, or (iii) if employment of the Executive is terminated under any other provision of this Agreement, for so long as Executive shall receive Salary, Shares, Bonuses, or other benefits pursuant to this Agreement following such termination, except with the prior written agreement of the Company (not to be unreasonably withheld) the Executive shall not, either on the Executive’s own behalf or on behalf of any third party, except on behalf of the Company or any affiliate of the Company, directly or indirectly:

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(1)   Attempt in any manner to solicit from a current client or customer of the Company at the time of the Executive’s termination, business of the type performed by the Company or to persuade any client of the Company to cease to do business or change the nature of the business or to reduce the amount of business which any such client has customarily done or actively contemplates doing with the Company; or

(2)   Recruit, solicit or induce, or attempt to induce, any person or entity which, at the time of the termination of the Executive’s employment or at any time during the Six (6) month period prior to such termination was an employee of the Company or its affiliates, to terminate such employee’s employment with, or otherwise cease such employee’s relationship with the Company or its affiliates. As used in this Agreement, an affiliate of the Company is any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

7.             Non-Disparagement. During the Term of Employment and throughout the applicable Restrictive Covenant Tail Period neither Executive nor Company (or its shareholders, directors or officers) shall make any statement, oral or written, or perform any acts, statements, or omissions which are detrimental in any material respect to the goodwill of the other. Nothing herein shall preclude statements which are true and not misleading which are deemed on advice of counsel to be reasonably necessary to be made in enforcement of this Agreement or in compliance with disclosure requirements under applicable securities laws to the extent that the same are made upon the advice of counsel.

8.             Confidentiality

(a)                 The Executive shall not at any time during the Term of Employment or after the expiration of the Term of Employment or the earlier termination of the employment of Executive hereunder, with or without Cause, directly or indirectly disclose or use any Confidential Information (as hereinafter defined), except when Executive is required to disclose or use such Confidential Information (i) in the proper course of the Executive’s employment hereunder for the benefit of Company or any of its affiliates, or (ii) pursuant to any law, court order or similar process or proceeding. As used in this Agreement, the term “Confidential Information” shall mean all confidential information, trade secrets or other proprietary data of Company or any of its affiliates, whether or not in writing, including, without limitation, any and all such information of Company or any of its affiliates or their respective directors, officers, shareholders, partners, joint venturers, investors, owners, beneficiaries, employees, independent contractors, representatives, suppliers, vendors or customers concerning their respective processes, apparatus, patents, products, assets, properties, businesses, financial affairs, plans, liabilities, contracts, operations, customers, suppliers, vendors, production, prospects, opportunities or other similar or dissimilar business or financial information. Where there is a doubt if certain information is confidential, it will be treated as confidential. Confidential Information does not include information which either is otherwise in the public domain or generally known to persons engaged in business similar to that of Company.

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(b)                 Executive further acknowledges and agrees that any and all inventions, products, components, processes, designs, technologies and the like, whether or not patentable, copyrightable, subject to trademark or trade name protection or subject to any other legal protection, which relate directly or indirectly to the work of Executive for Company or which were developed by the Executive through the use of Confidential Information or material use of equipment, supplies or facilities of the Company (the “Inventions”), shall be the exclusive property of Company and will be treated as Confidential Information. In addition, the Executive hereby irrevocably transfers and assigns to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (ii) any and all “Moral Rights” (as defined below) that Executive may have in or with respect to any Invention. Executive also hereby forever waives and agrees never to assert any and all Moral Rights Executive may have in or with respect to any Invention, even after termination of the Executive’s work on behalf of the Company. “Moral Rights”   mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”Executive agrees to execute such assignments and transfers and to cooperate with the Company as reasonably requested by Company to confirm and register its ownership thereunder.

(c)                 In the event that, at any time during the Executive’s employment with the Company or at any time thereafter, Executive receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or by a governmental body, Executive agrees to notify the Company immediately of the existence, terms, and circumstances surrounding such request, to consult with the Company on the advisability of taking legally available steps to resist or narrow such request; and, if disclosure of such trade secrets and other proprietary and confidential information is required to prevent Executive from being held in contempt or subject to other penalty, to furnish only such portion of the trade secrets and other proprietary and confidential information as, in the written opinion of counsel reasonably satisfactory to the Company, Executive is legally compelled to disclose, and to exercise Executive’s best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed trade secrets and other proprietary and confidential information. The Company covenants and agrees to reimburse the Executive for all reasonable attorneys’ fees and expenses incurred by the Executive in complying with this paragraph.

9.             Work for Hire. Executive acknowledges and agrees that any copyrightable works prepared by the Executive within the scope of the Executive’s employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. The Executive agrees that the Executive will, at the Company's request and cost, do whatever is reasonably necessary to secure for the Company the rights thereto. Executive acknowledges and agrees that the Executive’s obligations with respect to Company property discussed in this paragraph shall survive the termination or expiration of this Agreement.

10.           Indemnification. (A). Within fifteen (15) business days after the Effective Date of this Agreement and upon Commencement, Company and Executive shall enter into an indemnification agreement in a form attached hereto as Schedule A. and such agreement during the term of this Agreement shall be amended to contain terms no less favorable to Executive than those contained in any indemnification or similar agreement currently in effect between Company and any of its officers or directors.

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(B)          If the Executive was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Executive, or a person of whom the Executive is the legal representative, is or was a manager, partner, or officer of the Company or a predecessor to the Company, is or was serving at the request of the Company as a director or officer of the Company or of another partnership, joint venture, trust or other enterprise, or otherwise provided services to the Company or another, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity, the Executive shall be indemnified, defended, and held harmless by the Company to the fullest extent permitted by law, as the same exist or may hereafter be amended, or other applicable law, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees), judgments, fines, taxes or penalties and amounts paid or to be paid in settlement incurred or suffered by the Executive in connection with such Proceeding, and such indemnification shall continue as to the Executive when the Executive has ceased to be a manager, partner, director, or officer and shall inure to the benefit of the Executive’s heirs, executors and administrators, provided that the Executive acted in good faith, in a manner that was not grossly negligent and did not constitute willful misconduct and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful. The Company also shall pay any and all reasonable expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors (other than an action or suit by the Company against the Executive). The Company shall pay any reasonable expenses (including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 10 (other than an action or proceeding by the Company against the Executive) in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than ten (10) days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 10, together with a reasonable accounting of such expenses. The Executive hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 10 if and to the extent that it shall ultimately be agreed by the parties or determined by a court that the Executive is not entitled to be indemnified by the Company for such amounts. The Company shall make the advances contemplated by this Section 10 regardless of the Executive's financial ability to make repayment, and regardless of whether indemnification of the Executive by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 10 shall be unsecured and interest-free.

11.            Representations and Warranties by Executive. The Executive hereby represents and warrants to the Company that the Executive has not been and is not a party to, nor is the Executive otherwise bound by, any agreement, arrangement or understanding of any kind with any person or entity and that the Executive has no obligations or commitments to any person or entity which in any way may limit or restrict the Executive’s performance of services under this Agreement or which may otherwise conflict with this Agreement.

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12.            Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

13.            Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of California, applicable to agreements made and to be performed entirely therein, without regard to the principles and policies of conflicts of laws of such state.

14.            Assignability; Successors.

(a)                The obligations of the Executive may not be delegated and, except as expressly provided in Section 5 hereof relating to the designation of beneficiaries, the Executive may not, without the Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect.

(b)               The Company and the Executive agree that this Agreement and each of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and binding upon any Successor (as defined below) to the Company.

(c)                The term “Successor” shall mean any corporation or other business entity which succeeds to the assets or conducts the business or planned business of the Company or of any holding company or affiliate of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise.

15.               Severability. If any provision or any part thereof of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other provision or remaining part thereof of this Agreement, which shall be given full effect without regard to the invalid or unenforceable provision or part thereof, or the validity or enforceability of this Agreement.

16.               Notices. All notices to the Company or the Executive permitted or required hereunder shall be in writing, shall refer to this Agreement and shall be delivered personally or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

The Company:	Premier Holding Corporation.
1382 Valencia Ave, Ste F
Tustin, CA 92780

If to the Executive:	Randall Letcavage

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Any party may change the address to which notices shall be sent be sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if sent by certified or registered mail, three (3) days after deposit (postage prepaid) with the U.S. mail service; and if sent by courier service providing for next day delivery, the next business day following deposit with such courier service.

17.            Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement

18.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

19.            Arbitration. Resolution of any and all disputes arising under this Agreement shall be submitted to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted before a retired judge at JAMS in Los Angeles, CA. The arbitration shall be conducted pursuant to the then applicable commercial arbitration rules and procedures set forth by JAMS, with joint rights of discovery and such other procedures as the parties subject to such arbitration (each, a “Party”) may mutually agree. The award shall be in writing and shall specify the factual and legal basis for the award. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

20.            Attorney’s Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of or to declare rights or obligations under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys’ fees and any other costs incurred in any such action, arbitration or proceeding, in addition to any other relief to which that party may be entitled.

21.            Expenses. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

22.            Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under the Agreement. No rule or strict construction will be applied against any person. The terms “includes” and “including” shall not be construed to imply any limitation unless so indicated. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neutral forms, and the singular form of nouns or pronouns shall include the plural and vice versa.

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23.            Entire Agreement. This Agreement is the final written expression, and the complete and exclusive statement, of all of the agreements, conditions, promises and covenants among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, understandings and discussions between the parties hereto and/or their respective counsel with respect to the subject matter covered hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of April 18, 2014 to be effective as of January 1, 2014.

“Company” Premier holding corp. a Nevada corporation By: /s/ Lane Harrison Name: Lane Harrison Title: Board Member By: /s/ Woodrow W. Clark II Name: Woodrow W. Clark II MA. PhD Title: Board Member	“Executive” Randall Letcavage An Individual By: /s/ Randall Letcavage Name: Randall Letcavage

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SCHEDULE A.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made to be effective as of January 1, 2014 by and between Premier Holding Corp., a Nevada corporation (the “Company”), and Randall Letcavage (“Indemnitee”).

WHEREAS, pursuant to that certain employment agreement between the Company and Indemnitee dated January 1, 2014 (the “Employment Agreement”) Indemnitee will perform a valuable service in such capacity for the Company; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in order to induce Indemnitee to enter into the Employment Agreement, the Company agreed to enter into an agreement with Indemnitee providing for the indemnification of Indemnitee as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.              Indemnification.

(a)                Indemnification of Indemnitee. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (collectively, hereinafter a “Claim”) by reason of, or arising in whole or in part out of, any event or occurrence related to the fact that Indemnitee is or was a director, officer, manager, employee, agent, representative or fiduciary of the Company, a subsidiary of the Company (a “Subsidiary”) or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (an “Affiliate”), or is or was serving at the request of the Company or any Subsidiary or Affiliate as a director, officer, manager, employee, agent, representative or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise (collectively, an “Other Entity”), or by reason of any action or inaction on the part of Indemnitee while serving in any of such capacities, whether or not the basis of the Claim is an alleged action in an official capacity as a director, officer, manager, employee, agent, representative or fiduciary of the Company, or any Subsidiary, Affiliate or Other Entity (any of the foregoing capacities referenced in this Section 1(a), an “Indemnified Capacity”), against any and all costs, expenses and other amounts actually and reasonably incurred and/or, as the case may be, paid (including, without limitation, attorneys’ fees and all other costs, expenses and obligations actually and reasonably incurred in connection with investigating, defending, being a witness in, or otherwise participating in (including on appeal), or preparing to defend, any Claim), and judgements, fines, penalties and amounts paid in connection with the settlement of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable by the Indemnitee in connection with or in respect of such costs, expenses and other amounts (collectively, hereinafter, the “Expenses”). Without limiting the rights of Indemnitee under Section 2(a) below, the payment of Expenses actually paid by Employee shall be made by the Company as soon as practicable, but in any event no later than thirty (30) days after written demand by Indemnitee therefor is presented to the Company. Any event giving use to the right of Indemnitee to be indemnified hereinafter is referred to herein as an “Indemnifiable Event.”

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(b)               Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) hereof shall be subject to the condition that the Reviewing Party (as defined in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel (as defined in Section 10(d) hereof) is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) hereof (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to so reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by members of the Board of Directors who are not or were not, as the case may be, a party or parties, as the case may be, to the Claim in respect of which indemnification is sought, and if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel. If, within thirty (30) days after the Company's receipt of written notice from Indemnitee demanding such indemnification (the “30-Day Period”) (i) the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or makes no determination in that regard or, (ii) Indemnitee shall not have received full indemnification from the Company, Indemnitee shall have the right to commence litigation seeking a determination by a court of competent jurisdiction as to the propriety of indemnification under the circumstances involved or challenging any such determination (or lack thereof) by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor or the failure of the Company to fully indemnify the Indemnitee, and the Company hereby consents to service of process and to appear in any such proceeding and hereby appoints the Secretary of the Company (or, if such office is not filled at a time in question, any Assistant Secretary of the Company or, if such office is not filled at a time in question, any Vice President of the Company - each, a “Service Receiver”) as its agent for such service of process. Any determination by the Reviewing Party not otherwise so challenged shall be conclusive and binding on the Company and Indemnitee.

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(c)                Change in Control. The Company agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, the Company shall seek legal advice only from the Independent Legal Counsel. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)               Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in connection with any Claim, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

2.              Expenses; Indemnification Procedure.

(a)                Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee so that the Company, and not Indemnitee, shall be obligated to pay such incurred Expenses. The advances of Expenses to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable, but in any event no later than five (5) days after written demand by Indemnitee therefor to the Company.

(b)                Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; but the Indemnitee's failure to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee under this Agreement, except to the extent that the Company is able to establish that its ability to avoid liability under such Claim was prejudiced in a material respect by such failure. Notice to the Company shall be directed to a Service Receiver at the address of the Company shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall, at the expense of the Company, provide the Company with such information and cooperation with respect to a Claim, or any matters related to such Claim, as it may reasonably require in connection with the indemnification provided for herein and as shall be within Indemnitee’s power. Any costs or expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), which shall pay any such amount within fifteen (15) days after receiving a request therefor from Indemnitee, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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(c)               No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to a claim for indemnification by Indemnitee hereunder or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)               Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has one or more policies of liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the applicable insurer(s) in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all action necessary or desirable to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)               Selection of Counsel. In the event that the Company shall be obligated hereunder to pay the Expenses with respect to any Claim, the Company, except as otherwise provided below, shall be entitled to assume the defense of such Claim at its own expense with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. Indemnitee’s approval of such counsel shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to such Claim, other than as provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in connection with a Claim, but the fees and expenses of such counsel incurred after written notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, or, following a Change in Control (other than a Change in Control approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Legal Counsel, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed or retained or continued to employ or retain counsel to assume the defense of such Claim, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume or control the defense of any Claim brought by or on behalf of the Company or as to which the Indemnitee has reached the conclusion that there may be a conflict of interest between the Company and Indemnitee. The Company shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without the Indemnitee's written consent (which approval shall not be unreasonably withheld).

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(f)                Settlement of Claims. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's written consent; provided, however, that consent by the Company to the settlement of any claim shall not be unreasonably withheld. Notwithstanding the foregoing, however, if a Change in Control has occurred (other than a Change in Control approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), then the Company shall be required to indemnify Indemnitee for amounts paid in settlement of any Claim if the Independent Legal Counsel has approved such settlement or has not made a determination with respect to such settlement within (30) days after the effective date of such Change in Control.

3.            Additional Indemnification Rights; Non-Exclusivity.

(a)                Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Company’s Certificate of Incorporation or Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of the Company to indemnify Indemnitee, it is the intent of the parties hereto that Indemnitee shall enjoy under this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify the Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)               Non-Exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws, any agreement, vote of stockholders or directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any Indemnifiable Event while serving in an Indemnified Capacity even though Indemnitee may have ceased to serve in such Indemnified Capacity.

4.              No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

5.              Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any of the Expenses in connection with the investigation, appeal or settlement of any Claim, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion of the Expenses.

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6.              Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, applicable law or public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.              Liability Insurance. To the extent the Company or any Subsidiary or Affiliate maintains liability insurance applicable to directors, officers, managers, employees, agents, representatives or fiduciaries of the Company or such Subsidiary or Affiliate (collectively, the “Covered Persons”), Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Covered Persons who is then serving in the same capacity or capacities, as the case may be, as Indemnitee.

8.              Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                Excluded Action or Omissions. To indemnify Indemnitee for any Expenses resulting from acts, omissions or transactions from which Indemnitee may not be indemnified under applicable law, or for any Expenses resulting from Indemnitee's conduct which is finally adjudged to have been willful misconduct or knowingly fraudulent conduct;

(b)                Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be, except (i) with respect to proceedings brought to establish or enforce (a) a right to, or for, Expense Advances and/or, as the case may be, (b) any other right of Indemnitee under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect, (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such suit or (iii) as otherwise required under applicable law or statute;

(c)                Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)                Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale or, sale and purchase, by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute.

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9.              Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company with respect to the matters addressed in this Agreement against Indemnitee, or Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two(2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.            Construction of Certain Phrases.

(a)                Company. For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees, agents, representation or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee, agent or fiduciary of an Other Entity, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving entity as Indemnitee would have stood with respect to such constituent entity if its separate existence had continued. The consummation of any transaction described in this Section 10(a) shall be subject to the requirements of Section 12, below.

(b)               Miscellaneous Terms. For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company or any Subsidiary or Affiliate” or words of similar import shall include any service as a director, officer, manager, employee, agent, representative or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, manager, employee, representative, agent or fiduciary with respect to an employee benefit plan, or its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement or under any applicable law or statute.

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(c)                Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities (as defined below) of the Company representing more than twenty percent (20%) of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) and (iv) of this Section 10(c)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power of the resulting or surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets. For purposes of this Agreement, “Voting Securities” shall mean any securities the holders of which vote generally in the election of directors.

(d)                Independent Legal Counsel. For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, who shall not have otherwise performed services for the Company or Indemnitee within the then prior three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) selected by the Company and approved by Indemnitee in writing, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

(e)                Reviewing Party. For purposes of this Agreement, a “Reviewing Party” shall mean (i) any person or group of persons consisting of a member or members of the Company's Board of Directors and/or, as the case may be, or any other person appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (ii) Independent Legal Counsel.

11.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, together, shall constitute one and the same document.

12.            Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, heirs and personal and legal representatives. The Company may not assign its obligations under this Agreement to any individual or entity except by operation of law to an entity acquiring all or substantially all of the business and/or, as the case may be, assets of the Company (a “Successor”) and, in any such case, the Company shall continue to be obligated hereunder. The Company shall require and cause any Successor by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in an Indemnified Capacity.

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13.           Attorneys’ Fees. In the event that any action is instituted by Indemnitee in a court of competent jurisdiction under this Agreement or under any liability insurance policies maintained by the Company to enforce, or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to an advance of such Expenses in the manner provided in Section 2 (a), above, with respect to such action, unless, as a part of such action, the court in which such action is brought determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to an advance of such Expenses in the manner provided in Section 2 (a), above, with respect to such action, unless as a part of such action such court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

14.           Notice. Any notices or demands given in connection herewith shall be in writing and deemed given when (a) personally delivered, (b) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (c) two (2) days after being deposited for delivery with a recognized overnight courier, such as Fed Ex, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

The Company:	Premier Holding Corporation.
1382 Valencia Ave, Ste F
Tustin, CA 92780

If to the Executive:	Randall Letcavage

15.            Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of California in and for the County of Los Angeles, which shall be the exclusive and only proper forum for adjudicating such a claim.

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16.            Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself held to be invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.            Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Nevada, without regard to the conflict of laws principles thereof.

18.            Subrogation. In the event of payment to, or on behalf of Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, at Company’s expense, execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.            Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to, or shall constitute a waiver of, any other provisions hereof (whether or not similar thereto), nor shall such waiver constitute a continuing waiver. Except as specifically set forth herein, no failure to exercise, or any delay in exercising, any right or remedy hereunder shall constitute a waiver thereof.

20.            Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.            No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any Subsidiaries.

22.            Certain Words. As used in this Agreement, the words “herein,” “hereunder,” “hereof” and similar words shall be deemed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context clearly requires otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“THE COMPANY” PREMIER HOLDING CORP.

By:	/s/ Lane Harrison
Lane Harrison Title: Director

By:	/s/ Woodrow W. Clark II
Woodrow W. Clark II
Title: Director

AGREED TO AND ACCEPTED

INDEMNITEE:

/s/ Randall Letcavage
Randall Letcavage

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